Exhibit 10.1

NATIONS FUND I, LLC

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of May, 2015, by and between NATIONS FUND I, LLC (together with other parties who become a Lender from time to time, collectively, the “Lender” or “Lenders”), NATIONS EQUIPMENT FINANCE, LLC, as administrative agent and collateral agent for Lenders (“Agent”), Sterling Construction Company, Inc., a Delaware corporation (“SCC”), Texas Sterling Construction Co., a Delaware corporation (“TSCC”), Road and Highway Builders of California, Inc., a California corporation (“RHB CA”), Ralph L. Wadsworth Construction Company, LLC, a Utah limited liability company (“RWC”), J. Banicki Construction, Inc., an Arizona corporation (“JBC”), and Ralph L. Wadsworth Construction Co. L.P., a California limited partnership (“RWC LP”) (SCC, TSCC, RHB CA, RWC, JBC, and RWC LP, collectively, the “Borrower”).

Borrower is desirous of obtaining loans from Lender and Lender is willing to make the loans to Borrower upon the terms and conditions set forth herein.

Capitalized terms used herein without definition shall have the meanings assigned to them in Schedule A attached hereto and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. ADVANCE OF LOANS.

(a) The Term Loan. On the terms and conditions hereinafter set forth, the parties agree that Lender shall lend to Borrower a term loan in the principal sum of $20,000,000.00 U.S. Dollars (the “Term Loan”). Time is of the essence.

(b)  Revolving Loans.

(i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and any of its Affiliates contained herein, each Lender with a Revolving Loan Commitment severally and not jointly agrees to make loans (each such loan, a “Revolving Loan” and collectively, the “Revolving Loans”)(the Term Loan and Revolving Loans, collectively, “Loans”) in U.S. Dollars to Borrower on any Business Day during the period from the Closing Date to but not including the Revolving Loan Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitment; provided, however, that, after giving effect to any advance of Revolving Loans, the aggregate principal amount of all outstanding Loans shall not exceed the Maximum Amount. Subject to the other terms and conditions hereof, amounts borrowed under this Section 1(b) may be repaid and reborrowed from time to time.

(ii) Each advance of a Revolving Loan shall be made upon Borrower’s irrevocable written notice delivered to Agent, which notice shall be in form acceptable to Agent and must be received by Agent prior to 2:00 p.m. (New York time) on the date which is three (3) Business Days prior to the requested date for such Revolving Loan. Such notice shall specify the amount of the requested Revolving Loan (which shall be in an aggregate minimum principal amount of $2,000,000); and the requested borrowing date of such Revolving Loan, which shall be a Business Day. Borrower may only request two advances of a Revolving Loan in any calendar month and the second advance may not be requested within five (5) Business Days following the first advance.

(iii) Promptly after receiving such notice for a Revolving Loan, Agent shall notify each Lender of the contents of such notice and of the amount of such Lender’s Pro Rata Share of such Revolving Loan.

(iv) Upon the terms and subject to the conditions set forth herein, each Lender, severally but not jointly, shall make available to Agent its Pro Rata Share of each requested Revolving Loan, as applicable, in Dollars in immediately available funds prior to 11:00 a.m. (New York time) on the date specified for such Revolving Loan. Unless Agent shall have determined that any of the conditions set forth in Section 4(b) have not been satisfied, Agent shall credit the amounts received by it in like funds to Borrower (net of any amounts due and payable to or on behalf of Agent and/or Lenders) on such day by wire transfer to the following deposit account of Borrower (unless Agent is otherwise directed in writing by Borrower):

Bank Name: Comerica Bank ABA#:111-000-753
Account #:1880982499
Account Name: Sterling Construction Company, Inc.
Ref: STRL-0001 Net Loan Proceeds

(c) Promissory Notes. The obligation to repay the Term Loan hereunder shall be evidenced by a term loan promissory note (the “Term Loan Promissory Note”) and the obligation to repay the Revolving Loans hereunder shall be evidenced by a revolving loan promissory note (the “Revolving Loan Promissory Note”), each payable by Borrower to the order of Lenders in form and substance satisfactory to Lenders (the Term Loan Promissory Note and Revolving Loan Promissory Note hereinafter collectively referred to as the “Promissory Notes”).

(d) Expiration of Commitment. The obligation of Lender to make the Term Loan herein shall expire on May 29, 2015, and the obligation to make Revolving Loans shall expire on the Revolving Loan Termination Date; provided, however, that such obligations shall terminate (at Lender’s option) upon the occurrence of any Default or of any event which, with the giving of notice or lapse of time, or both, would become a Default hereunder.

(e) Single Loan. The Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

2.  PAYMENTS AND PREPAYMENT OF LOANS.

(a) Principal Payment on Term Loan. On each Payment Date, Borrower shall pay the aggregate principal payments owed with respect to the Term Loan as set forth in the Term Loan Promissory Note; provided, however, on the Stated Maturity Date or date of acceleration of the Loans, Borrower shall repay in full the aggregate of then outstanding principal amount of the Term Loan plus all accrued and unpaid interest thereon, any Term Loan Prepayment Fee applicable to the Term Loan and all other amounts owed hereunder and under each Loan Document related to the Term Loan. Borrower shall pay accrued interest on the Term Loan on each Payment Date as provided in Section 2(d) hereof.

(b) Principal Payment on Revolving Loans. On the Stated Maturity Date or date of acceleration of the Loans, Borrower shall repay in full the aggregate of then outstanding principal amount of the Revolving Loans plus all accrued and unpaid interest thereon, any Revolving Loan Prepayment Fee applicable to the Revolving Loans and all other amounts owed hereunder and under each Loan Document related to the Revolving Loans. Borrower may make periodic payments of principal on the Revolving Loans, provided Borrower shall make no more than one such payment per calendar month. Borrower shall pay accrued interest on the Revolving Loans on each Payment Date as provided in Section 2(c) hereof.

(c) Acceleration. Upon any acceleration of the Loans pursuant to this Agreement or any other Loan Document, Borrower shall immediately repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding, including all accrued and unpaid interest thereon, plus the aggregate Term Loan Prepayment Fee and Revolving Loan Prepayment Fee, as applicable, for the Loans and all other amounts owed under the Loan Documents.

(d) Interest. Borrower shall pay interest to Agent, for the benefit of the Lenders, on the aggregate outstanding principal balance of the Loans at the Loan Rate.  In no event will Agent charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Interest shall be payable on the outstanding principal amount of the Loans on each Payment Date. If any payment due hereunder or under any other Loan Document is not received within five (5) days of its due date, Borrower shall pay a late charge equal to five (5) percent of the amount in arrears.

(e) Computation of Interest and Fees. Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

(f) Voluntary Prepayment of the Term Loan Promissory Note. The Borrower may prepay the Term Loan in part from time to time, provided (i) that such prepayment of the Term Loan does not cause the aggregate prepayments of the Term Loan in that calendar year to exceed the Annual Prepayment Limit, (ii) such prepayment is in a minimum amount of $500,000, (iii) such prepayment of the Term Loan is paid in accordance with the Term Loan Promissory Note, including, without limitation, the payment of a Term Loan Prepayment Fee.

(g) Mandatory Prepayment. In addition to a prepayment at the election of the Required Lenders in accordance with Section 6(f) hereof, if any quarterly or annual appraisal of the Equipment determines that the outstanding principal balance of the Loans exceeds the Maximum Amount, the Borrower shall immediately pay such difference to Agent, and such payment, notwithstanding anything else herein, shall be applied to the principal balance of the Revolving Loans until such balance is zero, and then as a prepayment of the Term Loan. No Term Loan Prepayment Fee shall be due if a prepayment is made in accordance with his Section 2(g).

(h) Default Rate. Effective upon the occurrence of any Default and for so long as any Default shall be continuing, the Loan Rate shall automatically be increased by three (3) percent per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Default at the Default Rate applicable to such Obligations.

(i) Payment Date. If any interest or any other payment to Agent, for the benefit of Lenders, under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day (unless such next succeeding Business Day is in the next calendar month, in which case such payment date shall be the immediately preceding Business Day) and interest thereon shall be payable at the then applicable rate during such extension.

(j) Payment by Wire Transfer. Borrower shall make each payment under this Agreement without set-off, counterclaim or deduction and free and clear of all Taxes not later than 12:00 Noon, New York, New York time, on the day when due in lawful money of the United States of America by wire transfer of immediately available funds to: Wells Fargo Bank, NA, ABA #121-000-248; Account Number: 4122190598, Account Name: Nations Equipment Finance, LLC, Reference: Nations Equipment Finance LLC, as Agent; or to such other account as Agent shall specify from time to time in writing. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Agent shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it could have received had no such deductions been made. For purposes of computing interest and fees, any payments received after 12:00 Noon, New York, New York time, shall be deemed received by Lender on the next Business Day.

(k) Application of Payments. Borrower irrevocably agrees that Agent shall apply any and all payments and Collections against the then due and payable Obligations in accordance with the Intercreditor Agreement. With the prior written consent of the Required Lenders, Agent may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances on behalf of Borrower for: (1) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (2) the payment, performance or satisfaction of any of Borrower’s obligations with respect to preservation of the Collateral, or (3) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such advance causes the outstanding balance of the Loans to exceed the Maximum Amount and Borrower agrees to repay immediately, in cash, any amount by which the Loans exceeds the Maximum Amount.

(l) Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling Lender, and such Lender determines that the rate of return on its or such controlling Person’s capital as a consequence of making its Loan is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to Borrower, Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.

3.  SECURITY.

(a) As security for the payment as and when due of the indebtedness of Borrower to Agent and Lenders hereunder and under the Promissory Notes (and any renewals, extensions, modifications, amendments, and amendments and restatements thereof) and under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended, modified, amended or amended and restated), and the performance as and when due of all other Obligations of Borrower to Agent and Lenders, both now in existence and hereafter created (as the same may be renewed, extended, modified, amended or amended and restated), Borrower hereby grants to Agent, for the benefit of Lenders, a security interest in all of Borrower’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Borrower, and regardless of where located, including, without limitation, all of such Borrowers’ chattel paper (whether tangible or electronic), deposit accounts, documents, Equipment, financial assets, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements, leases, and franchise agreements or rights to the payment of money), general intangibles (including, without limitation, intellectual property), all books and records of such Borrower relating to each of the foregoing, and all additions, attachments, accessories, accessions and improvements to such property, all substitutions, replacements or exchanges therefor, and all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (the “Collateral”), excluding all bonded or unbonded accounts, commercial tort claims, fixtures, and real property. All undefined terms in this paragraph shall have the meaning set forth in the UCC. Borrower agrees that, with respect to the Collateral, Agent shall have all of the rights and remedies of a secured party under the UCC. Borrower hereby authorizes Agent to file UCC financing statements (“UCC Statements”) describing the Collateral. Without Agent’s prior written consent, Borrower agrees not to file any corrective or termination statements or partial releases with respect to any UCC Statements filed by Agent pursuant to this Agreement.

(b) From time to time, Borrower may substitute Collateral if the following conditions are met, in Agent’s sole discretion:

(i) Agent shall have received an appraisal acceptable to Agent in its sole discretion with respect to the substitute Equipment;

(ii) The substitute Equipment shall not cause the outstanding principal balance of the Loans to exceed the Maximum Amount (calculated by taking into account the appraised value of the substitute Equipment for purposes of the NOLV of the Equipment);

(iii) Borrower has delivered to Agent invoices, other purchase order documentation or other proof of ownership related to the substitute Equipment;

(iv) Borrower has delivered to Agent proof of ownership of the substitute Equipment in form and substance acceptable to Agent in its sole discretion;

(v) Borrower has delivered a new Collateral Schedule to be incorporated into this Agreement and hereby authorizes Agent to amend the UCC Statements to reflect the substitute Equipment; and

(vi) No Default shall have occurred and be continuing at the time the Borrower requests for the substitution of Collateral.

4. CONDITIONS PRECEDENT TO LENDER’S OBLIGATION. The obligation of Lender to make the Loans as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrower, to the reasonable satisfaction of Agent, Lenders, and their counsel, unless waived in writing by Agent and Lenders, of the following conditions precedent:

(a) Initial Advance. Concurrently with the execution hereof, or on or prior to the first date on which Lenders are to advance the Term Loan hereunder, Borrower shall cause to be provided to Agent and Lenders the following:

(i) Resolutions of the Board of Directors, managing body or validly authorized committee of each Borrower, certified by the Secretary or an Assistant Secretary of each Borrower, duly authorizing the borrowing of funds hereunder and the execution, delivery and performance of this Agreement, the Promissory Notes and all related instruments and documents.

(ii) A Security Agreement in form and substance satisfactory to Agent and Lenders (hereinafter referred to as the “JV Security Agreement”) duly executed by or on behalf of Road and Highway Builders, LLC and Myers & Sons Construction, L.P. (each hereinafter referred to as “JV”).

(iii) Resolutions of the Board of Directors, members, managing body or validly authorizing body of each JV, certified by the Secretary or an Assistant Secretary or Manager of each JV, duly authorizing the undertaking to guarantee Borrower’s obligations hereunder, the execution, delivery and performance of the JV Security Agreement, and the pledge of certain Collateral pursuant to the JV Security Agreement.

(iv) Evidence satisfactory to Agent and Lenders as to due compliance with the insurance provisions of Section 6(f) hereof.

(v)  The Promissory Notes, duly executed on behalf of Borrower, pursuant to Section 1 hereof.

(vi) A Collateral Schedule describing the Equipment and its current location, in form satisfactory to Agent and Lenders (each such schedule, a “Collateral Schedule”).

(vii) An appraisal acceptable to Agent in its sole discretion which calculates the NOLV of the Equipment, with such calculations indicating that the initial Loans will not exceed the Maximum Amount.

(viii)  Proof of ownership of the Collateral in form satisfactory to Agent and Lenders.

(ix) Such filings, including but not limited to UCC financing statements, shall have been made in each appropriate jurisdiction, and other actions taken, in each case as reasonably may be required by Agent and its counsel to perfect a valid, first priority security interest granted by Borrower and JVs to Agent with respect to the Collateral.

(x) All necessary consents, authorizations and approvals of, and filings and registrations with, and all other actions required in respect of, any Governmental Authority shall have been obtained or made.

(xi) With respect to any Equipment that is subject to a certificate of title, such documents and instruments as reasonably may be required by Agent to note Agent as the registered lienholder on the certificate of title (the “Title Lien Notation Documents”), which requirements may include, delivery of physical possession of the Title Lien Notation Documents to Agent.

(xii) A certificate or certificates of a reporting service acceptable to Agent and Lenders reflecting the results of searches made not earlier than ten (10) days prior to the date of this Agreement of the central and local UCC records and other appropriate records, showing no filings against any of the Collateral for the Obligations or against Borrower except as consented to by Agent and Lenders, and if required by Agent or any Lender, a certificate or certificates of the appropriate judgment and tax lien records, showing no outstanding judgment or tax liens against Borrower.

(xiii) A certificate evidencing the existence and good standing of Borrower and each JV from the secretary of state of its jurisdiction of organization and each other state in which such Person is qualified to do business.

(xiv)  A payoff letter from Comerica Bank.

(xv) A Real Property Waiver in form and substance acceptable to Agent and Lenders signed by the owners and lessors (if not the same party) for the following locations: 20800 Fernbush Ln, Houston, TX 77073; 3475 High River Road, Fort Worth, TX 76155; and 5638 FM 1346, San Antonio, TX 78220.

(b) Each  Revolving  Loan  Advance. Lenders’  obligation  to  make  a  Revolving  Loan hereunder shall be subject to the following conditions:

(i) No Default or event which, with the giving of notice or lapse of time, or both, would become a Default hereunder, shall have occurred.

(ii)  No event shall have occurred which could have a Material Adverse Effect.

(iii) Such advance shall not cause the outstanding principal balance of the Loans to exceed the Maximum Amount.

(iv) Agent’s and Lenders’ receipt of such other documents, invoices and receipts in connection with the Collateral and the Loans, as Agent or Lenders shall reasonably request.

(v) If the proceeds of the advance are to be used to purchase additional Equipment, Borrower has identified the Equipment to Agent and Agent has amended its UCC Statements to include the additional Equipment.

(vi) Borrower shall have paid any and all required fees and shall have delivered to Agent evidence satisfactory to Agent that Borrower has paid all other fees, costs and expenses (including the fees and costs of Agent’s and Lender’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including all fees, costs and expenses that Borrower are required to pay pursuant to any loan application or commitment.

(vii)  Each of the Loan Documents shall be in full force and effect.

(viii) All representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct.

5.  REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that:

(a) Business Existence. Borrower is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction, specified below the signature of Borrower; and is duly qualified and authorized to transact business and is in good standing wherever necessary to perform its obligations under the Loan Documents, including each jurisdiction in which the Collateral is to be located.

(b) Requisite Power and Authority. Borrower has the requisite power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder; and the borrowing hereunder by Borrower from Lender, the execution, delivery and performance of the Loan Documents, (1) have been duly authorized by all necessary action consistent with Borrower’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee or holders of any indebtedness or obligations of Borrower except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Borrower, or the organizational documents of Borrower, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien or encumbrance upon the property of Borrower under any agreement to which Borrower is a party or by which it or its property is bound.

(c) No Consents or Approvals. Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of any of the transactions by Borrower contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

(d) Enforceability. This Agreement constitutes, and all other Loan Documents when entered into will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

(e) Litigation. There are no pending or threatened actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. Further, Borrower is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have a Material Adverse Effect.

(f) Not Real Property Fixtures. Under the laws of the state(s) in which the Collateral is to be located, the Collateral consists solely of personal property and not fixtures.

(g) Validity and Priority of Security Interest. Borrower will have good and marketable title to the Collateral, free and clear of all Liens and encumbrances (excepting only the Lien of Agent, for the benefit of Lenders). Upon the last to occur of: (1) delivery of an item of Collateral, (2) payment to the vendor of the acquisition cost of such item of the Collateral, (3) advance by Lender to Borrower of the Loan relating to such item of the Collateral, (4) filing in the appropriate public office of a UCC financing statement naming Borrower as debtor, and Agent as secured party, and describing such item of the Collateral, and (5) filing in the appropriate public office of the Title Lien Notation Documents with respect to such Collateral that is subject to a certificate of title, and physical possession by Agent of such Title Lien Notation Documents, Agent will have a valid, perfected, first priority security interest in such item of the Collateral.

(h) Financial Statements. The financial statements of Borrower (copies of which have been furnished to Agent) have been prepared in accordance with GAAP, and fairly present Borrower’s financial condition and the results of Borrower’s operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no Material Adverse Effect on such conditions or operations.

(i) Tax Returns and Payments. Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor have been established as required under GAAP. To the extent Borrower believes it advisable to do so, Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

(j) No Violation of Law. Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject and the violation of which would have a Material Adverse Effect, and Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

(k) Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any “margin security” or “margin stock” within the meaning of Regulation U (12 C.F.R. Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated herein a “purpose credit” within the meaning of Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

(l) Business Information. The legal name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number of Borrower, specified on the signature page hereof, are true and correct. Within the previous six (6) years, Borrower has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Agent in writing.

(m) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of Borrower of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of Borrower under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. Neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

(n) Full Disclosure. No information contained in any Loan Document, the financial statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Agent and Lenders to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(o) No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting any property of Borrower which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

(p) Environmental. The conduct of Borrower’s business operations and the condition of Borrower’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, or regulations of any Governmental Authority, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Substances if, as a result thereof, a Material Adverse Effect could reasonably be expected to result therefrom.

(q) Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such future Loan, such representations and warranties shall continue to be true and correct as of such specified earlier date.

6. NON-FINANCIAL COVENANTS OF BORROWER. Borrower covenants and agrees as follows, and to the extent any covenant shall apply to Collateral owned by a JV, Borrower shall ensure that such JV complies equally with the following covenants with respect to such Collateral, as if the JV were a party to this Agreement:

(a) Application of Proceeds. The proceeds of the Loans  will be used exclusively for business or commercial purposes to payoff existing indebtedness with Comerica Bank, finance the acquisition of the Equipment and/or to reimburse Borrower with respect to the acquisition cost of the Equipment, and for general working capital.

(b) Use of Collateral. Borrower shall use the Collateral solely in the Continental United States and Hawaii, in the conduct of its business, and in a careful and proper manner; shall not permanently discontinue use of the Collateral except with respect to obsolete Collateral or Collateral no longer useful or necessary to conduct its business; and Borrower shall furnish Agent and Lenders within thirty (30) days after the end of each quarter of Borrower’s fiscal year, an updated Collateral Schedule, including, without limitation, the current location of all Equipment.

(c) No Sale or Further Encumbrance. Borrower shall not dispose of or further encumber its interest in the Collateral without the prior written consent of Agent and Required Lenders; provided, however, that (i) Equipment may be sold or disposed if substitute Equipment is pledged in accordance with Section 3(b); and (ii) obsolete Equipment and Equipment that is no longer useful or necessary to the Borrower’s operations may be sold or disposed of, but the proceeds of such sale must applied, at the Borrower’s election, to either pay the outstanding principal balance of the Revolving Loan, or as a voluntary Term Loan prepayment subject in all respects to the restrictions and requirements in Section 2(f) of this Agreement and the Term Loan Promissory Note, including, without limitation, the Annual Prepayment Limit, and the Term Loan Prepayment Fee, as applicable. Upon satisfaction of the requirements related to the substitute Equipment in Section 3(b), or disposition of obsolete and useless Equipment in the previous sentence, Agent agrees to release its Lien on any Equipment that Borrower is selling, transferring, or otherwise disposing of in accordance with this Section 6(c). Borrower shall maintain the Collateral free from all claims, Liens and legal processes of creditors of Borrower other than Liens (1) for fees, taxes, or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (2) Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); and (3) Liens arising out of any judgments or awards against Borrower which have been adequately bonded to protect Agent’s and Lenders’ interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review (“Permitted Liens”). Borrower shall notify Agent and Lenders immediately upon receipt of notice of any Lien, attachment or judicial proceeding affecting the Collateral in whole or in part.

(d) Fees and Taxes. Borrower, at its own expense, will pay or cause to be paid all taxes, assessments and fees relating to the ownership and use of the Collateral.

(e) Personal Property. The parties intend that the Collateral shall remain personal property, notwithstanding the manner in which it may be affixed to any real property, and Borrower shall obtain and deliver to Agent (to be recorded at Borrower’s expense) from each Person having an interest in or Lien on the property (the “Premises”) where the Collateral is to be located, waivers of any Lien, encumbrance or interest which such Person might have or hereafter obtain or claim with respect to the Collateral.

(f) Insurance. At its own expense, Borrower shall keep the Collateral or cause it to be kept insured for comprehensive and collision coverage and against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for the full replacement value thereof. All insurance for loss or damage shall provide that losses, if any, shall be payable to Agent, for the benefit of Lenders, under a lender’s loss payee endorsement. The proceeds of such insurance payable as a result of loss of or damage to the Collateral shall be applied toward the replacement, restoration or repair of the Collateral which may be lost, stolen, destroyed or damaged provided a Default has not occurred and is continuing, or, at the option of the Required Lenders if a Default has occurred and is continuing, toward payment of the balance outstanding on the Promissory Notes or the Obligations in accordance with the Intercreditor Agreement. In addition, Borrower shall also carry public liability insurance, both personal injury and property damage. All insurance required hereunder shall be in form and amount and with companies satisfactory to Agent and Lenders. Borrower shall pay or cause to be paid the premiums therefor and deliver to Agent and Lenders evidence satisfactory to Agent and Lenders of such insurance coverage.  Borrower shall cause to be provided to Agent, prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Agent of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Agent, that (1) it will give Agent thirty (30) days’ prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies.

(g) Further Assurances. Borrower shall promptly and duly execute and deliver to Agent and Lenders such further documents, instruments and assurances and take such further action as Agent or Lenders may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Agent and Lenders hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

(h) Notices to Agent. Borrower shall provide written notice to Agent and Lenders: (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of Borrower or of Borrower’s organizational structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); (2) promptly upon the occurrence of any event which constitutes a Default hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder, (3) promptly of any litigation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (4) promptly of any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $500,000.00, and (5) promptly of any other event which has or could have a Material Adverse Effect.

(i) Delivery of Financial Information. Borrower shall furnish Agent and Lenders (1) within one hundred twenty (120) days after the end of each fiscal year of Borrower, its balance sheet as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to Agent and Lenders; (2) within sixty (60) days after the end of each quarter of Borrower’s fiscal year, its balance sheet as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, including a calculation of the Fixed Charge Coverage Ratio, all prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all reports, forms and other filings required to be made by Borrower to the Securities and Exchange Commission, if any (“SEC”) if any, as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, in each case, within the time periods set forth in clauses (1) and (2), Borrower shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)).

(j) Notice of Bankruptcy. Borrower shall provide written notice to Agent and Lenders of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving Borrower as a debtor.

(k) Bank Secrecy Act, etc. (1) Borrower has been advised by Agent that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Agent, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Borrower executes this Agreement, Agent may ask for Borrower’s name and address, the date of birth of the officers executing this Agreement, and other information that will allow Agent to identify Borrower; and that Agent may also ask to see the driver’s license or other identifying documents of the officers of Borrower executing this Agreement. (2) Borrower is and will remain in full compliance with all Applicable Laws including, without limitation, (i) ensuring that no Person who owns a controlling interest in or otherwise controls Borrower is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a Person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

(l) Indemnification. Borrower shall indemnify (on an after-tax basis) and defend Agent, Lenders, their respective successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, any Environmental Claim or Environmental Loss), and related attorneys’ fees of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral (other than such as may result from the gross negligence or willful misconduct of Agent, Lender, their respective successors and assigns, and their respective directors, officers and employees). The obligations of Borrower under this Section shall survive the expiration of the term of this Agreement.

(m) Compliance with Governmental Requirements. Borrower shall comply in all material respects with all applicable Governmental Requirements and provide evidence thereof to Agent if requested by Agent.

(n) Environmental. Except where failure to do so would not reasonably be expected to cause a Material Adverse Effect, Borrower shall comply in all material respects with all Environmental Laws applicable to it. Borrower shall immediately notify Agent and Lenders of any remedial action taken by Borrower under Environmental Laws with respect to Borrower’s business operations. Except where failure to do so would not reasonably be expected to cause a Material Adverse Effect, Borrower shall not use or permit any other party to use any Hazardous Substances at or on any Collateral except such materials as are incidental to the Borrower’s normal course of business, maintenance and repairs and which are handled in compliance with all applicable Environmental Laws. Upon the reasonable written request of Agent or Lenders following the occurrence of any event or the discovery of any condition which Agent or Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 5(p) to be untrue in any material respect, furnish or cause to be furnished to Agent or Lenders, at Borrower’s expense, a report of an environmental assessment of reasonable scope, form and depth by a consultant reasonably acceptable to Agent and Lenders as to the nature and extent of the presence of any Hazardous Substances at or on any Collateral and as to the compliance by Borrower or any of its Affiliates with Environmental Laws at or on such Collateral. If Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then Agent or Lenders may arrange for the same, and, without limitation of any other rights afforded Agent hereunder, Borrower hereby grants to Agent, Lenders and their respective representatives access to such Collateral to reasonably undertake such an assessment. The reasonable cost of any assessment arranged for by Agent or Lenders pursuant to this provision shall be payable by Borrower on demand and added to the Obligations. Borrower shall provide Agent, Lenders and their respective agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Substances used, generated, manufactured, stored or disposed of by their business operations relating to the Collateral within ten (10) days of the request therefor.

(o) Compliance with Material Agreements. Borrower shall comply in all respects with all existing and future agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business, a breach of which (when considered alone or when aggregated with the effect of other breaches) could have a Material Adverse Effect.

(p) Maintenance of Records.  Borrower shall keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower, and Borrower will provide adequate protection against loss or damage to such books of record and account.

(q) Inspection of Books, Records and Collateral. Borrower shall allow any representative of Agent and Lenders to visit and inspect the its properties, to inspect the Collateral and examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers,  directors, employees and agents, all upon prior written notice, at such reasonable times and as often as Agent or Lenders may reasonably request.

(r) Existence and Qualification. Borrower shall preserve and maintain its existence and good standing in each jurisdiction in which qualification is required and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(s) Titling and Registration. If any Equipment is added or substituted as Collateral and such Equipment is subject to a certificate of title, Borrower shall deliver to Agent, promptly following the acquisition of such Equipment, such Title Lien Notification Documentation as reasonably required by Agent, including physical possession of such Title Lien Notification Documentation.

(t) Maintenance. Borrower shall at all times keep and maintain, or cause to be kept and maintained, the Collateral in accordance with the manufacturer’s recommended specifications, and in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted, and will provide all maintenance and service and make all repairs necessary for such purpose. In addition, if any parts or accessories forming part of the Collateral shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Borrower, at its own expense, will within a reasonable time replace such parts or accessories or cause the same to be replaced, with replacement parts or accessories which are free and clear of all Liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All accessories, parts and replacements for or which are added to or become attached to the Collateral shall immediately be deemed incorporated in the Collateral and subject to the security interest granted by Borrower herein. Upon reasonable advance notice, Agent and Lenders shall have the right to inspect the Collateral and all maintenance records thereto, if any, at any reasonable time

7. DEFAULT. A default shall be deemed to have occurred hereunder (“Default”) upon the occurrence of any of the following:

(a) non-payment of an installment of principal and/or interest due under either Promissory Note on the applicable payment date;

(b)  non-payment of any other Obligation within five (5) days after it is due;

(c) failure to maintain, use or operate the Collateral in compliance with the Loan Documents or Applicable Law;

(d) failure to obtain, maintain and comply with all of the insurance coverages required under this Agreement;

(e)  any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Agreement;

(f) a payment or other default by Borrower, or their Affiliates under any loan, lease, guaranty or other financial obligation to Agent, Lender or their respective Affiliates which default entitles the other party to such obligation to exercise remedies, including without limitation any default or event of default under any other Loan Document;

(g) a payment or other default by Borrower, or their Affiliates under any material loan, lease, guaranty or other material financial obligation to any third party exceeding $500,000, which default has been declared;

(h) an inaccuracy in any representation or breach of warranty by Borrower (including any false or misleading representation or warranty) in any financial statement or Loan Document, including any omission of any substantial contingent or unliquidated liability or claim against Borrower;

(i) Borrower is generally unable to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Agreement or any other Loan Document in any such proceeding;

(j) Borrower shall (1) enter into any transaction of merger or consolidation (such actions being referred to as an “Event”), unless Borrower is the surviving entity or the surviving entity is organized and existing under the Laws of the United States or any state, and prior to such Event: (A) such Person executes and delivers to Agent and Lenders (x) an agreement satisfactory to Agent and Lenders containing such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due      and punctual manner, all of Borrower’s Obligations having previously arisen, or then or thereafter arising, under any and all of the Loan Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Agent or Lenders; and (B) Agent and Lenders are satisfied as to the creditworthiness of such Person, and as to such Person’s conformance to the other standard criteria then used by Agent or Lenders when approving transactions similar to the transactions contemplated in this Agreement;  (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose     of all or substantially all of its assets or property;

(k) if Borrower is privately held and effective control of Borrower’s voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders (unless Borrower shall have provided thirty (30) days’ prior written notice to Agent and Lenders of the proposed disposition and Agent and Required Lenders shall have consented thereto in writing);

(l) if Borrower is a publicly held corporation and there is a material change in the ownership of Borrower’s capital stock, unless Agent and Lenders are satisfied as to the creditworthiness of Borrower and as to Borrower’s conformance to the other standard criteria then used by Agent or Lenders for such purpose immediately thereafter;

(m) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement;

(n)  failure to satisfy the requirements of any financial covenants set forth in this Agreement;

(o)  breach by Borrower of Section 6(k) of this Agreement;

(p) Borrower fails to deliver original certificates of title with respect to all Collateral subject to a certificate of title, within thirty (30) days of the Closing Date;

(q) Borrower fails to deliver a Real Property Waiver in form and substance acceptable to Agent and Lenders signed by the owners and lessors (if not the same party) (1) of the following locations within sixty (60) days of the Closing Date: 1540 S. 22nd Ave., Phoenix, AX 85009; 1520 South River Road; West Sacremento, CA 9569; and 5892 W Dannon Way, West Jordan, UT 84081; and (2) with respect to any future location other than customer job sites where Equipment is located, within sixty (60) days of the Equipment arriving at such location;

(r) any other act, omission or occurrence that will result in a Material Adverse Effect, as reasonably determined by Agent; or

(s) breach by Borrower of any other covenant, condition or agreement (other than those in items (a)-(r) of this Section 7) under this Agreement or any of the other Loan Documents that continues for thirty (30) days after Agent’s written notice to Borrower (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

8. REMEDIES. Upon the occurrence of a Default hereunder, Agent shall, at the direction of Required Lenders, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter shall, at the direction of the Required Lenders do any one or more of the following, all of which are hereby authorized by Borrower:

(a) Termination of Revolving Loans. Agent, at the direction of the Required Lenders, may terminate the Revolving Loan Commitments, and the Lenders shall thereafter have no further obligation or duty to make Revolving Loans.

(b) Rights Under UCC. Exercise any and all rights and remedies of a secured party under the UCC in effect in any applicable jurisdiction at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrower (at Borrower’s sole expense) to forward promptly any or all of the Collateral to Agent at such location as shall reasonably be required by Agent, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Agent to Borrower for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

(c) Disposition of Collateral. Subject to any right of Borrower to redeem the Collateral, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrower (the parties agreeing that thirty (30) days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Agent to purchase and apply the proceeds pursuant to Section 1(f) of the Intercreditor Agreement, and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First,” “Second,” “Third,” “Fourth,” “Fifth,” and “Sixth” therein, Agent may collect such deficiency from Borrower.

(d) Other Rights and Remedies.  Agent may exercise any other right or remedy available to it under the Loan Documents or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

(e) Costs and Expenses; No Remedy Exclusive. In addition, Borrower shall be liable for any and all unpaid additional sums due hereunder or under the Promissory Notes, before, after or during the exercise of any of the foregoing remedies; for all reasonable legal fees and other reasonable costs and expenses incurred by reason of any Default or of the exercise of Agent’s remedies with respect thereto. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. Borrower hereby waives any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Notes and agrees to make the payments regardless of any offset or claim which may be asserted by Borrower or on its behalf in connection with this Agreement.

(f) No Waiver. The failure of Agent to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by Borrower or its Affiliates shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default. Agent may, with the prior written consent of Required Lenders, take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

9.  NOTICES.

(a) All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, or (ii) addressed to such other address as shall be notified in writing to the other parties hereto.

(b) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, and (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission.

(c) Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

10.  AGENT’S RIGHT TO PERFORM FOR BORROWER.

(a) If Borrower fails to perform or comply with any of its agreements contained herein, Agent shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out of pocket expenses and other reasonable expenses of Agent thereby incurred, together with interest thereon at the Default Rate, shall be due and payable by Borrower upon demand.

(b) Borrower hereby appoints Agent as Borrower’s attorney in fact (which power shall be deemed coupled with an interest) to, upon the occurrence and during the continuation of a Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Agent any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Agent, including, without limitation, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required hereby, but only to the extent that the same relates to the Collateral.

11.  SUCCESSORS AND ASSIGNS.

(a) This Agreement shall be binding upon the successors of Borrower. The rights and obligations of Borrower under this Agreement may not be assigned or delegated.

(b) This Agreement shall be binding upon and inure to the benefit of, but only to the benefit of, Agent and each Lender and their respective successors and permitted assigns. Except as expressly provided herein, no Lender shall have the right to assign any rights or obligations hereunder or any interest herein.

(c) Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations with respect to the Loans to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender, or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and Borrower, provided Borrower is not in Default. The aggregate outstanding principal amount (determined as of the effective date of the applicable Lender Assignment) subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Agent. Such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent. Interest accrued prior to and through the date of any such Sale may not be assigned.

(d) The parties to each Sale made in reliance on clause (c) above (other than those described in clause (f) or (g) below) shall execute and deliver to Agent a Lender Assignment evidencing such Sale and any tax forms reasonably required by the Agent. Upon receipt of the foregoing, and consent of the Agent (such consent not to be unreasonably withheld or delayed), such Sale shall be deemed effective.

(e) Subject to the receipt by Agent of the foregoing and the consent of the Agent (such consent not to be unreasonably withheld or delayed), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Lender Assignment, shall have the rights and obligations of a Lender, (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Lender Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto.

(f) In addition to the other rights provided in this Section 11, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under the Loan Documents, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loan), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Lender’s indebtedness or equity securities, by notice to Agent.

(g) Notwithstanding anything herein to the contrary, no Sale may be made by any Lender to the Borrower or any Affiliate or subsidiary of the Borrower.

(h) Lenders reserve the right to grant participations in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Promissory Notes, in the Collateral and/or the Obligations held by it to others at any time and from time to time; and Lender may disclose to any such participant (the “Participant”), or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrower, or the business of Borrower. Borrower hereby grants to any Participant all Liens, rights and remedies of Lender under the provisions of this Agreement or any other documents relating hereto or under applicable laws; provided, however, that Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender and not the Participant.

12.  CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW)), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(a) Jurisdiction. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the State of New York, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

(b) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER, AGENT AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE PROMISSORY NOTES. BORROWER AUTHORIZES AGENT AND LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM.   THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE PROMISSORY  NOTES AND IN THE MAKING OF THIS  WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE  OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

13.  AMENDMENTS AND WAIVERS.

(a) No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by an Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed and approved by (x) the Agent, (y) all the Lenders (other than Non-Funding Lenders) directly affected thereby (or by an Agent with the consent of all the Lenders directly affected thereby), in addition to the Required Lenders (or by an Agent with the consent of the Required Lenders), and (z) the Borrower, do any of the following:

(i) postpone or delay the Stated Maturity Date or any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) under any Loan Document (for the avoidance of doubt, mandatory prepayments under the Loan Documents may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(ii) reduce the principal of, or the rate of interest specified in any Loan Document on the Loan, or of any fees or other amounts payable under any Loan Document;

(iii)  change the provisions of this Section 13 or the definition of Required Lenders;

(iv)  contractually  subordinate  any  of  the  Liens  granted  to  Agent  under  this Agreement;

(v) discharge Borrower from its payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in the Loan Documents;

it being agreed that all Lenders and Agent shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iii), (iv) and (v).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Required Lenders or all Lenders (other than Non-Funding Lenders) directly affected thereby, as the case may be (or by all Agents with the consent of the Required Lenders or all the Lenders (other than Non- Funding Lenders) directly affected thereby, as the case may be), affect the rights or duties of Agent under this Agreement or any other Loan Document.

(c) For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, any provision of any Loan Document which specifically provides that the rights and obligations of the Borrower may be waived or otherwise altered with the prior written consent of “Lender” (or otherwise requiring the sole discretion of Lender) shall be deemed to require the prior written consent of Required Lenders (or an Agent, with the consent of the Required Lenders).

14.  MISCELLANEOUS.

(a) Entire Agreement. The Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

(b) Survival. All representations, warranties, and covenants of Borrower contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full.

(c) Severability. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, Borrower hereby waives any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect.

(d) Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e) Expenses. During the term of the Loans, Borrower agrees to pay Agent: (x) the actual cost of an annual physical appraisal to determine the then current NOLV of the Equipment then constituting Collateral by an appraiser selected by Lender; and (y) the actual cost of quarterly “desktop” appraisals and physical inspections to determine the then current NOLV of the Equipment then constituting Collateral by an appraiser selected by Lender, payable upon demand. Borrower agrees to pay or reimburse Agent and Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with: (1) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder (including, without limitation, filing or recording fees and taxes); (2) collection, including deficiency collections; (3) any amendment, waiver or other modification or waiver of, or consent with respect to, any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; (4) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (5) any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

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IN WITNESS WHEREOF,  the parties hereto have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

SCHEDULE A
DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the Loan Documents) the following respective meanings:

“Adverse Environmental Condition” shall mean (i) the existence or the continuation of the existence of an Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non- accidental Environmental Contamination), or exposure to any substance, chemical, material, pollutant, Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Collateral, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Collateral, or (iii) the violation, or alleged violation, of any Environmental Law, permits or licenses of, by or from any Governmental Authority, agency or court relating to environmental matters connected with any of the Collateral.

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five (5) percent or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting Stock, by contract or otherwise.

“Agent” means the Person identified as such in the preamble of this Agreement.

“Agreement” means this Loan and  Security Agreement including all appendices, exhibits  or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative.

“Applicable Law” means any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any Governmental Authority.

“Annual Prepayment Limit” means $5,000,000 in any calendar year.

“Approved Fund” means , with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than a natural Person) or any Affiliate of any Person (other than a natural Person) that administers or manages such Lender.

“Borrower” means the Person identified as such in the preamble of this Agreement.

“BSA” has the meaning assigned to it in Section 6(k) of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a lease which are or will be required to be capitalized on the books of such Person in accordance with GAAP.

“Closing Date" means May 29, 2015.

“Collateral” has the meaning assigned to it in Section 3(a) of this Agreement.

“Collateral Schedule” has the meaning assigned to it in Section 4(a)(vi) of this Agreement.

“Collections” means all income, payments and/or proceeds of any kind, character or source received in respect of the Loans and the Loan Documents, including but not limited to all income, payments and proceeds collected in respect of (i) Collateral, (ii) insurance, indemnities, warranties and guarantees given in respect of the Loans, the Loan Documents or the Collateral, and (iii) recoveries against any third party in respect of the Loan Documents.

“Commitments” means the Term Loan Commitments and the Revolving Loan Commitments.

“Debt” means any indebtedness for borrowed money evidenced by notes, bonds, debentures or similar evidences of indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long term debt, and revolving credit.

“Debt Service” means the sum of the required principal payments of long term Debt (whether scheduled principal payments or mandatory prepayments of principal) which became due over the previous twelve months, plus interest expense on all obligations.

“Default” has the meaning assigned to it in Section 7 of this Agreement.

“Default Rate” has the meaning assigned to it in Section 2(h) of this Agreement.

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated net income (or loss), minus extraordinary gains, interest income, non-operating income (excluding gain on sale of equipment) and income tax benefits and decreases in any change in LIFO reserves, plus non-cash extraordinary losses, interest expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“Environmental Claim” shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

“Environmental Contamination” shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Collateral, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property which is not in compliance with applicable Environmental Laws.

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“Environmental Law” shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §1361 et seq.), the Occupational Safety and Health Act (19 U.S.C. §651 et seq.), and the Hazardous and Solid Waste Amendments (42 U.S.C. §2601 et seq.), as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

“Environmental Loss” shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys’ fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Collateral arising out of or related to any Adverse Environmental Condition.

“Equipment” means all of Borrower’s equipment (as defined in the UCC), whether now owned or hereafter acquired.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event” has the meaning assigned to it in Section 7(j) of this Agreement.

“Fixed Charge Coverage Ratio” shall mean a ratio of (A) consolidated EBITDA (less Net Capital Expenditures) for the most recently ended four fiscal quarters, to (B) consolidated Debt Service plus Shareholder Distributions for the most recently ended four fiscal quarters.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Requirements” means any and all present and future judicial decisions, laws, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower or the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair, or reconstruction thereof.

“Hazardous Substances” shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R. §172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof, entered into by Fund 1, Agent, Borrower, and the Lenders who are a party thereto from time to time, as the same may be amended, restated, supplemented and otherwise modified from time to time.

“Interest Period” means the period commencing on the date hereof and ending on the last day of the calendar month next succeeding the date hereof, and each subsequent calendar month thereafter.

“IRC” means the Internal Revenue Code of 1986, as now or hereafter amended.

“JV” has the meaning assigned to it in Section 4(b) of this Agreement.

“JV Security Agreement” has the meaning assigned to in Section 4(b) of this Agreement.

“Lender” or “Lenders” has the meaning assigned to it in the preamble of this Agreement and, if at any time Lender shall decide to assign, participate or syndicate all or any of the Obligations, such term shall include each such assignee, Participant or such other members of the syndicate; together with its or their successors and assigns.

“Lender Assignment” means an assignment agreement in a form approved by Agent it its reasonable discretion.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Loan Documents” means this Agreement, the Promissory Notes, the JV Security Agreement, the Intercreditor Agreement, and the other documents and instruments executed pursuant hereto, the financial statements, and all other documents, instruments, certificates and notices at any time delivered by any Person (other than Agent and Lender) in connection with any of the foregoing.

“Loan Rate” means:

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(a) as of the Closing Date, 12.0% per annum;

(b) If the Fixed Charge Coverage Ratio measured as of September 30, 2015, and as of the end of each of the following 3 fiscal quarters thereafter, is greater than or equal to 1.0 to 1.0, the Loan Rate shall thereafter be 11.0% per annum;

(c) If the Loan Rate is reduced to 11.0% per annum in accordance with (b) above, and the Fixed Charge Coverage Ratio measured as of September 30, 2016, and as of the end of each of the following 3 fiscal quarters thereafter is greater than or equal to 1.0 to 1.0, the Loan Rate shall thereafter be 10.0% per annum;

(c) Beginning with the fiscal quarter ending December 31, 2015, if the Fixed Charge Coverage Ratio is less than 1.0 to 1.0 for 2 consecutive fiscal quarters (measured as of the end of each fiscal quarter and not in the aggregate for such 2 fiscal quarter period), then: (i) if the Loan Rate has previously been reduced in accordance with (b) or (c) above, the Loan Rate shall thereafter be 12.0% per annum, and (ii) if the Loan Rate has not previously been reduced, the Loan Rate shall thereafter be 13.0% per annum;

(d) Beginning with the fiscal quarter ending December 31, 2015, if the Fixed Charge Coverage Ratio is less than 1.0 to 1.0 for 4 consecutive fiscal quarters (measured as of the end of each fiscal quarter and not in the aggregate for such 4 fiscal quarter period), then the Loan Rate shall thereafter be 14.0% per annum.

Any increase or reduction in the Loan Rate shall be deemed to be effective on the day designated by the Agent after the financial information is actually provided to the Agent in accordance with Section 6(i) of  this Agreement, but in no event later than 14 days after receipt of such information.

“Loans” means the loan in the amount of the aggregate principal amount of all advances evidenced by the Term Loan Promissory Note and the Revolving Loan Promissory Note, and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower or the industry within which Borrower operates, (b) Borrower’s ability to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof, (c) the Collateral or the Lien of Agent on the Collateral or the priority of any such Lien, or (d) Agent’s or Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Maximum Amount” means the lesser of (a) $40,000,000, or (b) 65% of the NOLV of the Equipment.

“Minimum Actionable Amount” means $50,000.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 4001(a) (3) of ERISA, to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Capital Expenditures” shall mean, with respect to any Person, all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of such Person, less proceeds from the sale of assets capitalized on the consolidated balance sheet of such Person, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) by the issuance of Debt (including Capitalized Lease Obligations) from a third party, financial institution or holder of any Stock of such Person.

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“NOLV” means the net orderly liquidation value of the Equipment then constituting Collateral, as determined on the Closing Date pursuant to the appraisal of Gordon Brothers dated May 15, 2015, and thereafter (a) on a quarterly basis via a “desktop appraisal” by an appraiser selected by Agent (b) on an annual basis via a physical appraisal by an appraiser selected by Agent, and (c) at any time additional Equipment is to be acquired by the Borrower, based on the acquisition price of such Equipment, and, if required by Agent, an appraisal of such Equipment by an appraiser selected by Agent.

“Non-Funding Lender” has the meaning assigned to it in the Intercreditor Agreement.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Agent and Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Agent or Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loan.

“OFAC” has the meaning assigned to it in Section 6(k) of this Agreement.

“Participant” has the meaning assigned to it in Section 11 of this Agreement.

“Payment Date” means the first day of each calendar month during the term hereof, commencing July 1, 2015.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Liens” has the meaning assigned to it in Section 6(c) of this Agreement.

“Person” means any individual, sole proprietorship, entity, limited liability entity, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, could under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Premises” has the meaning assigned to it in Section 6(e) of this Agreement.

“Pro Rata Share” means: i) with respect to a Lender’s obligation to make the Term Loan and right to receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (a) the aggregate outstanding principal amount of the Term Loan owing to such Lender at such time by (b) the aggregate outstanding principal amount of the Term Loan owing to all Lenders at such time; ii)  with respect to a Lender’s obligation to make Revolving Loans and right to receive payments of interest, fees and principal with respect thereto at any time, the percentage obtained by dividing (a) the Revolving Loan Commitment of such Lender then in effect (or, if such Revolving Loan Commitment is terminated at such time, the aggregate outstanding principal amount of the Revolving Loans at such time owing to such Lender) by (b) the Revolving Loan Commitments of all Lenders at such time (or, if the Revolving Loan Commitments of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the Revolving Loans owing to all Lenders at such time); and iii) with respect to all other matters at any time, the percentage obtained by dividing (a) such Lender’s Commitments at such time (or if any Commitment of such Lender is terminated at such time, the aggregate outstanding principal amount of the applicable Loan at such time owing to such Lender), by (b) the Commitments of all Lenders at such time (or, if any Commitments of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the applicable Loan owing to all Lenders at such time).

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“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of Governmental Authority); (iii) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Promissory Notes” has the meaning assigned to it in Section 1(c) of this Agreement.

“Required Lenders” means at any time Lenders (including Nations Fund I, LLC) then holding more than 50% of the unpaid principal balance of the Loans then outstanding, without taking into account any Non-Funding Lender.

“Revolving Loan” has the meaning assigned in Section 1(b) of this Agreement.

“Revolving Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule B hereto under the caption “Revolving Loan Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement.

“Revolving Loan Commitments” means the Revolving Loan Commitments of all Lenders with a Revolving Loan Commitment.

“Revolving Loan Promissory Note” has the meaning assigned in Section 1(c).

“Revolving Loan Termination Date” means the earlier to occur of: (a) 30 days prior to the Stated Maturity Date; and (b) the date on which the Revolving Loan Commitments or Revolving Loan shall terminate for any reason in accordance with the provisions of this Agreement and the Loan Documents.

“Shareholder Distribution” means, with respect to any Borrower, a dividend or other payment or distribution (in cash, property, or obligations) on account of such Borrower’s equity interests, or a redemption, purchase, retirement, or other acquisition of any of such Borrower’s equity interests, or the setting apart of any money for a sinking or other analogous fund for any dividend or other distribution on such Borrower’s equity interests or for any redemption, purchase, retirement, or other acquisition of any of such Borrower’s equity interests, or an incurrence of any obligation (contingent or otherwise) to do any of the foregoing.

“Stated Maturity Date” means May 29, 2019.

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“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or Lender.

“Term Loan” has the meaning assigned in Section 1(a) of this Agreement.

“Term Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule B hereto under the caption “Term Loan Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement.

“Term Loan Commitments” means the Term Loan Commitments of all Lenders with a Term Loan Commitment.

“Term Loan Prepayment Fee” has the meaning assigned to it in the Term Loan Promissory Note.

“Term Loan Promissory Note” has the meaning assigned in Section 1(c).

“Title Lien Notation Documents” has the meaning assigned to it in Section 4(a)(xi) of this Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Lien of Lender on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“UCC Statements” has the meaning assigned to it in Section 3(a) of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Agent shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

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For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

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SCHEDULE B

Name of Lender	Term Loan Commitments	Pro Rata Share of Term Loan Commitments	Revolving Loan Commitments	Pro Rata Share of Revolving Loan Commitment	Total Commitments	Pro Rata Share of Total Commitments
NATIONS FUND I, LLC	$20,000,000	100%	$20,000,000	100%	$40,000,000	100%

TOTAL	$20,000,000	100%	$20,000,000	100%	$40,000,000	100%

10